SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   (X)

Filed by a Party other than the Registrant (  )

Check the appropriate box:

( ) Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement
(X) Definitive Additional Materials
( ) Soliciting Material Under Rule 14a-12

VOYA VARIABLE PORTFOLIOS, INC.

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)No fee required.

( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)              Title of each class of securities to which transaction applies:

(2)               Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)               Proposed maximum aggregate value of transaction:

(5)               Total fee paid:

(  )   Fee paid previously with preliminary materials:

( )

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid     previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

VOYA EURO STOXX 50® INDEX PORTFOLIO

VOYA FTSE 100 INDEX® PORTFOLIO

VOYA HANG SENG INDEX PORTFOLIO

VOYA JAPAN TOPIX INDEX® PORTOLIO

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, AZ 85258-2034

1-800-992-0180

ADDITIONAL INFORMATION REGARDING THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 16, 2020

The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of Voya Euro STOXX 50® Index Portfolio, Voya FTSE 100 Index® Portfolio, Voya Hang Seng Index Portfolio, and Voya Japan TOPIX Index® Portfolio (each, a "Portfolio" and collectively, the "Portfolios"), dated March 13, 2020, furnished to shareholders of the Portfolios in connection with the solicitation of proxies by the Board of Directors of each Portfolio for use at the Portfolios' Special Meeting of Shareholders (the "Special Meeting") to be held on Thursday, April 16, 2020. This Notice is being filed with the U.S. Securities and Exchange Commission to provide notice of a change of location of the Special Meeting and is being made available to shareholders on or about April 6, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 16, 2020

To the shareholders of Voya Euro STOXX 50® Index Portfolio ("Euro STOXX 50® Index Portfolio"), Voya FTSE 100 Index® Portfolio ("FTSE 100 Index® Portfolio"), Voya Hang Seng Index Portfolio ("Hang Seng Index Portfolio"), and Voya Japan TOPIX Index® Portfolio ("Japan TOPIX Index® Portfolio"):

Due to the emerging public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the location of the Special Meeting of Shareholders (the "Special Meeting") of Euro STOXX 50® Index Portfolio, FTSE 100 Index® Portfolio, Hang Seng Index Portfolio, and Japan TOPIX Index® Portfolio has been changed. As previously announced, the Special Meeting will be held on Thursday, April 16, 2020 at 1:00 p.m. Mountain Standard Time. In light of public health concerns regarding the coronavirus pandemic, the Special Meeting will be held in a virtual meeting format, by conference call only. You will not be able to attend the Special Meeting in person and only shareholders of record as of the close of business on February 10, 2020 (the "Record Date") may attend the Special Meeting by conference call.

At the Special Meeting, shareholders of each Portfolio will be asked to vote on Plans of Liquidation for the Portfolios. As described in the proxy materials for the Special Meeting previously distributed, any shareholder of record of a Portfolio as of the Record Date is entitled to notice of, and to vote at, the Special Meeting, and is also entitled to vote at any adjournments or postponements thereof. If you are a shareholder of record as of the Record Date, you may attend the Special Meeting by calling one of the following Dial-In numbers ((312) 626-6799, (646) 876-9923, (346) 248-7799, (669) 900-6833, (253) 215-8782 or (301) 715-8592)), and entering the Meeting ID# (679 927 362)and Password (041620), as prompted. When you are asked for a Participant ID#, please press # and follow the prompts. You may vote during the Special Meeting by following the instructions provided during the conference call. If you expect to attend the Special Meeting by conference call, please call Shareholder Services toll-free at 1-800-992-0180.

Regardless of whether you plan to attend the Special Meeting by conference call, we urge you to vote and submit promptly your Proxy Ballot so that it is received no later than April 15, 2020, by one of the methods described in the proxy materials for the Special Meeting. The Proxy Statement is available on the Internet at www.proxyvote.com/voya. The Proxy Ballot included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Special Meeting.

By Order of the Board of Directors

Theresa K. Kelety

Secretary

April 6, 2020